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                                 EXHIBIT 23.4




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                         INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-28627) of Eastern Environmental Services, Inc. of our reports dated December 27, 1996 on the financial statements of R&A Bender, Inc. and R&A Bender Property, Ltd., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated December 10, 1996 (as filed with the Commission on February 11, 1997, and as further amended on June 6, 1997).

                                               /s/ Boyer & Ritter


Chambersburg, Pennsylvania

June 19, 1997




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